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                                                                    Exhibit 23.6



The Board of Directors
SMTC Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ Canby, Maloney & Co., Inc.

Canby, Maloney & Co., Inc.

Boston, MA
August 22, 2001